 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Edgewater Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square Suite 210 Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (781) 246-3343

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 15, 2012, Edgewater Technology, Inc. (the "Company") reported its adoption of a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 to facilitate the repurchase of its common stock pursuant to the Company's existing stock repurchase authorization (the "Plan").

The Plan became effective on March 15, 2012 and is scheduled to expire on September 21, 2012, unless terminated earlier in accordance with its terms. Purchases, if any, may not exceed the remaining shares available under the existing repurchase authorization. As of the adoption of the 10b5-1 Plan, the Company had $4.6 million remaining on its Repurchase Authorization. Purchases, if any, made under the Plan will be disclosed publicly through the Company's periodic filings with the U.S. Securities and Exchange Commission.

A copy of the press release issued by the Company concerning the foregoing adoption is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description of Exhibit

99.1	Edgewater Technology, Inc. Press Release dated March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 15, 2012

Edgewater Technology, Inc.

By: /s/ TIMOTHY R. OAKES
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)